FOR IMMEDIATE RELEASE Contact: Vince C. Klinges Chief Financial Officer American Software, Inc (404) 264-5477 AMERICAN SOFTWARE ANNOUNCES TAX TREATMENT OF 2021 DISTRIBUTIONS ATLANTA, GA January 26, 2022) - American Software, Inc. (NASDAQ: AMSWA) has determined that certain 2021 distributions are considered to be return of capital (non-dividend) distributions. This tax treatment will affect shareholders’ tax basis in their shares. To assist investors with tax reporting, Form 8937, Report of Organizational Actions Affecting Basis of Securities has been posted on the Investor section of the Company’s website under “Investor Relations.” Shareholders should consult their tax advisors to determine how this change may affect their 2021 taxes. About American Software, Inc.  Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entities, delivers an innovative technical platform with AI-powered capabilities for supply chain management and advanced retail planning that is accelerating digital supply chain optimization from product concept to customer availability. Logility, Inc. is helping large enterprise companies transform their supply chain operations to gain a competitive advantage. Recognized for its high-touch approach to customer service, rapid implementations and industry-leading return on investment (ROI), Logility customers include Big Lots, Husqvarna Group, Parker Hannifin, Sonoco Products and Red Wing Shoe Company. Demand Management, Inc. delivers affordable, easy- to-use supply chain planning solutions designed to increase forecast accuracy, improve customer service and reduce inventory to maximize profits and lower costs. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com and Newfoundland Labrador Liquor Corporation. Customers of New Generation Computing, Inc. which are now serviced by Logility and Demand Management, include Brooks Brothers, Carter’s, Destination XL, Foot Locker, Jockey International, Lacoste and Spanx. The comprehensive American Software supply chain and retail planning portfolio delivered in the cloud includes advanced analytics, supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about American Software, please visit www.amsoftware.com, call (404) 364-7615 or email kliu@amsoftware.com.

AMERICAN SOFTWARE, INC. FORM 8937 ATTACHMENT 1 WITH RESPECT TO RETURN OF CAPITAL DISTRIBUTIONS Part II, Box 14 American Software, Inc. declared and paid cash dividends to shareholders of record on the dates shown below. Each of these dividends constituted a return of capital for U.S. Federal Income Tax purposes. Nondividend distributions made to holders of American Software, Inc. Common Stock (Ticker Symbol: AMSWA, CUSIP: 029683109) were as follows: Record Date Payable Date Distribution Rate per Share Return of Capital % of Distribution 02/05/21 02/19/21 $0.11 0% 05/07/21 05/21/21 $0.11 0% 08/13/21 08/27/21 $0.11 0% 11/19/21 12/3/21 $0.11 53.6213% Part II, Box 15 Each shareholder that received a dividend with respect to a share held on the Record Date must reduce its tax basis in that share by the percentage reflected of the amount of the dividend recorded that was a return of capital. To the extent that the dividends received exceed a shareholder’s tax basis in the share, the excess will constitute a taxable gain. Shareholders should consult their tax advisors with respect to the U.S. Federal Income Tax treatment of any such gain as the tax treatment of the gain will depend on the shareholder’s individual tax circumstances. Part II, Box 16 Please see Part II, Box 15 above for a general description of a shareholder’s change in basis calculation. The amount of the basis reduction described will be measured by the amount of cash distributions received. Part II, Box 17 Tax consequences are determined under Sections 301(c) and 1001 of the Code. Part II, Box 18 No tax loss will arise from the receipt of these cash distributions. Part II, Box 19 Adjustments to the tax basis of stock (and of any taxable gain) resulting from these cash distributions are reportable in the tax period in which each distribution was received. For calendar year taxpayers, the reportable tax year for the aggregate distributions received is 2021. Individual tax consequences may vary. Shareholders are urged to consult their own tax advisors. The information contained herein does not constitute tax advice. It is not intended or written to be used, and cannot be used, for the purpose of avoiding tax penalties.